Exhibit 10(a)

            SPLIT-DOLLAR LIFE INSURANCE AGREEMENT


    THIS AGREEMENT, executed on the_______day of______19__

by and between OXFORD INDUSTRIES, INC., a Georgia corporation
(hereinafter referred to as "Oxford"), and _________, an employee of Oxford (hereinafter referred to as "Employee");

                    W I T N E S S E T H:
                    --------------------


    WHEREAS, Oxford has purchased from the Northwestern
    Mutual Life
Insurance Company Policy Number_________on the Employee's life
(the "Policy");

   NOW THEREFORE, the parties hereby covenant and agree as follows:

Section 1. Cancellation of Prior Agreement

    Oxford and Employee hereby cancel and terminate the Split-Dollar Insurance and Employee Death Benefit Agreement dated (NOT APPLICABLE) entered into by and between the parties, in consideration for the execution of this Agreement.

Section 2. Ownership of Split-Dollar Life Insurance Policy

    Oxford shall own the Policy during the course of Employee's employment and shall have the exclusive right to surrender, exchange, cancel, amend or otherwise deal with the Policy; provided, however, that upon cancellation, surrender or other termination of the Policy, Oxford shall refund to Employee the portion of the unearned premium paid by Employee pursuant to Section 4(b) hereof. Oxford shall have the exclusive right to elect to borrow against any cash value of the Policy, and shall have the exclusive right to receive, deal with, and make any elections regarding the use of any policy dividends. Except as provided in Sections 3(a) and 3(b) below, Oxford shall have the full and exclusive right upon Employee's death to all proceeds of the Policy, including any refund of unearned premiums.

Section 3. Employee's Rights in the Insurance Policy

          (a)  Employee's Portion of Policy Proceeds.
Subject to the provisions of Section 3(c) for the termination of Employee's rights to the Policy proceeds, the portion of the Policy proceeds to which Employee's beneficiary shall be entitled upon Employee's death shall be the term portion of the Policy proceeds, determined by reference to the following schedule:










                 Beginning
           December 31st       Employee's Portion
           in Year Shown-      of Policy Proceeds
               1988                   $140,000
               1989                    140,000
               1990                    140,000
               1991                    140,000
               1992                    140,000
               1993                    150,000
               1994                    150,000
               1995                    150,000
               1996                    150,000
               1997                    150,000
               1998                    150,000
               1999                    150,000
               2000                    150,000
               2001                    150,000
               2002                    150,000
               2003                    152,000
               2004                    153,000
               2005                    154,000
               2006                    156,000
               2007                    158,000
               2008                    160,000
               2009                    162,000
               2010                    164,000
               2011                    167,000
               2012                    171,000
               2013                    175,000
               2014                    180,000
               2015                    185,000
               2016                    192,000
               2017                    200,000

          (b) Employee's Rights with Respect to Employee's Portion of Policy Proceeds. Until such time as Employee's interest and right in the term portion of the Policy proceeds terminate pursuant to Section 3(c) hereof, Employee shall have the right with regard to such proceeds to designate and change the beneficiary or beneficiaries and to elect any optional mode of settlement permitted. Employee shall have no other interest or right in the Policy. Employee shall provide to Oxford written notice of any designation or change of the beneficiary or beneficiaries who are entitled to receive payment of the Employee's portion of the Policy proceeds, and Oxford shall upon receipt of such written designation or change of beneficiary or beneficiaries take all action necessary to effect the desired designation or change of beneficiary or beneficiaries. Employee shall have the right to assign any and all of his interest and right in the Policy by providing written notice of such assignment to Oxford and to Confederation Life Insurance Company.

          (c) Termination of Employee's Rights to the Term Portion of the Policy Proceeds. Notwithstanding any provision herein to the contrary, all of Employee's interest and right in the Policy proceeds shall terminate upon the occurrence of any of the following events: (i) Employee's receipt of written notice from Oxford that Employee's interest and right in the policy is terminated; (ii) Oxford's cancellation, surrender or other termination of the Policy; (iii) the termination of Employee's employment with Oxford; (iv) Employee's retirement after attaining age 65;
(v) Employee's retirement after attaining age 55 but before attaining age 65 (which event shall be referred to in this Agreement as "Early Retirement"); (vi) Employee's failure to pay his portion of the premium as required in Section 4(b).

Section 4. Payment of Premium

          (a) Oxford's Payment of Premiums. Except as provided in Section 4(b) below and until such time as Oxford cancels, surrenders or otherwise terminates the Policy, Oxford shall pay to Northwestern Mutual Life Insurance Company all premiums on the Policy not paid by Employee as they become due.

          (b) Employee's Payment of Premiums. Employee shall pay the portion of the annual Policy premium which is attributable to the value of the term portion of the Policy proceeds for that year. The value of the term portion of the Policy proceeds shall be determined by reference to the lower of (i) the current published premium rates per $1,000 of insurance protection charged by the insurer for individual one-year term life insurance available to all standard risks, or (ii) the values set forth in P.S. No. 58 Table incorporated in Revenue Ruling 55-747 or such other table as the Internal Revenue Service may subsequently adopt for establishing the value of the term portion of similar policies.

          Employee hereby authorizes Oxford to deduct from his compensation the amount of the annual Policy premium payable by the Employee. Oxford shall pay any such withheld amount to Northwestern Mutual Insurance Company as soon as practicable and shall be responsible for any loss of such withheld amounts prior to their receipt by Northwestern
Mutual Insurance Company.

Section 5. Employee's Disability

In the event Employee becomes and remains permanently or totally disabled (as defined in Oxford's Long Term Disability Insurance Plan) and Employee's right and interest in the Policy proceeds shall not have sooner terminated under Section 3(c), Oxford shall pay to Employee until such time as Employee chooses Early Retirement or attains age 65 an amount equal to the portion of the annual Policy premium payable by Employee under Section 4(b).

Section 6. Death Benefit if Post-Retirement Group Life
Insurance Protection not Provided

          It is Oxford's intention to provide a post-retirement group life insurance policy (in no less than the amounts referred to in subsections (a) and (b) below) for Employee and certain other of its employees. If, however, Employee's coverage under any such policy is terminated or canceled for any reason, or if such coverage is not available, or if Oxford for any reason satisfactory to itself decides not to provide such coverage, then, and only in such event, the following provisions regarding an employer-provided post-retirement death benefit shall apply:

          (a) If Employee retires after attaining age 65, and if Employee's right and interest in the term portion of the Policy proceeds shall not have sooner terminated under
Section 3(c), Oxford agrees that upon Employee's death following retirement it will pay from its own funds and resources to Employee's named beneficiary or beneficiaries a death benefit in the total amount of________.

          (b) If Employee chooses Early Retirement (e.g., retirement after attaining age 55 but before attaining age
65), and if Employee's right and interest in the term portion of the Policy proceeds shall not have sooner terminated under Section 3(c) and shall have remained in effect for twelve (12) years or more prior to the date of such Early Retirement, Oxford agrees that upon Employee's death following Early Retirement it will pay from its own funds and resources to Employee's named beneficiary or beneficiaries a death benefit in the total amount of______ reduced by five (5%) percent for each year or portion thereof by which the date of Employee's Early Retirement precedes his sixty-fifth (65th) birthday.

          (c) Oxford shall pay the total amount of any such death benefit in five (5) equal annual installments, or such larger number of equal annual installments as Employee may elect at any time prior to retirement or Early Retirement. The first such installment shall be paid on or prior to the date which is six (6) months after the date of Employee's death. Each subsequent installment shall be paid on the anniversary of the date of the first installment in each succeeding year until the aggregate of all installments equals the total death benefit payable by Oxford.

          (d) The employer-provided benefit payable under this Section 6, if any, shall be paid solely from the general assets of Oxford, subject to Oxford's general creditors, and the employer and his beneficiary or beneficiaries shall have no right or claim against the assets of Oxford for the payment of such benefits as other than a general creditor of the company. In no event shall the Employee or any beneficiary or beneficiaries acquire a beneficial ownership interest in any assets of Oxford as a result of this Section 6 or shall any portion of the assets of Oxford be segregated in a manner that it can be used solely to provide benefits under this Section 6 or that it can constitute the only source of benefit payments under this Section 6.

Section  7. Miscellaneous

         (a)   Amendment or Modification.  This Agreement
shall not be amended     or modified in any way except by
written instrument signed
by Oxford and Employee.

          (b) Binding Effect. This Agreement shall be binding upon the parties hereto and their successors, assigns, administrators or executors and their beneficiaries.

          (c) Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Georgia.

          (d) Not a Contract of Employment. This Agreement is not a contract of employment and shall not give any Employee the right to be retained in the employ of Oxford, nor, upon termination of employment, to have any interest in the proceeds of any policies other than any interest herein provided.








IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.
                                     OXFORD INDUSTRIES, INC.



                                     _______________________



                                                    EMPLOYEE

                                     _______________________


                                                  Rev. 12/88